EXHIBIT 99.1
NEWS RELEASE

LivaNova Reports First Quarter 2016 Results
London, May 4, 2016 – LivaNova PLC (NASDAQ:LIVN; LSE: LIVN) ("LivaNova" or the "Company"), a market-leading medical technology and innovation company, today reported results for the first quarter ended March 31, 2016.

For the first quarter of 2016, worldwide sales were $287 million, an increase of 3.0 percent on a constant currency1 basis as compared to the previous year. On a reported basis, sales increased by 1.2 percent for this period. First quarter 2016 adjusted2 diluted earnings per share were $0.54. On a U.S. Generally Accepted Accounting Principles (GAAP) basis, first quarter 2016 diluted loss per share were ($0.83).

"LivaNova has started the year with solid results in line with our expectations, driven primarily by continued momentum in our Neuromodulation business with AspireSR®," said André-Michel Ballester, Chief Executive Officer. "We made significant progress on the regulatory front with approvals during the quarter of both our Perceval sutureless valve in the U.S. and our KORA 250 fully MRI compatible pacemaker in Japan. Looking forward, we believe our regulatory progress as well as our keen focus on execution positions us well to deliver on our synergy targets and financial commitments for 2016. We look forward to continuing to deliver high-quality devices that meet the needs of our customers and patients around the world."

1Constant currency growth measures the change in sales between the current and prior year periods using average exchange rates in effect during the applicable prior year period.
2Adjusted measures exclude certain specified items as described later in this press release and the attached schedules. Adjusted measures are based on selected non-GAAP operating results highlights in our 2015 Annual and Fourth Quarter Financial Results published on February 24, 2016.

First-Quarter 2016

The following table highlights selected financial results1 for the first quarter of 2016 compared to the same period in 2015:

	Three Months Ended March 31,		% Change	Constant Currency % Change
In $ millions	2016	2015
Cardiac Surgery	$143.4	$142.2	0.9%	3.2%
Cardiopulmonary	$110.9	$107.5	3.1%	5.5%
Heart Valves	$32.5	$34.7	(6.2%)	(3.7%)
CRM[2]	$61.7	$70.4	(12.3%)	(10.7%)
Neuromodulation	$81.4	$70.1	16.0%	16.4%
Other	$0.4	$0.7	N/A	N/A
Total Net Sales	$287.0	$283.4	1.2%	3.0%

•	Numbers may not add due to rounding.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth.

Three months ended March 31, 2016
For the three primary Business Units, sales were as follows:

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $143 million, representing a 3.2 percent increase versus the comparable period in 2015.

Sales in cardiopulmonary products were $111 million, an increase of 5.5 percent compared to the first three months of 2015.  This was due to high demand for our heart lung machines, particularly in the U.S., and strong demand for oxygenators in emerging markets as well as in Japan and Australia.

Heart valve sales, including tissue and mechanical heart valves, were $33 million, a decrease of 3.7 percent compared to the same period the previous year. Results were driven by strength in Perceval in Europe, which was more than offset by weakness in mechanical valves in China and traditional tissue valves globally.  Perceval in Europe has continued to gain momentum across the region, and physician response of Perceval in the U.S. has been positive since the launch early in the quarter.

1 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" below.  The sales results presented are unaudited.
2 Cardiac Rhythm Management.

Cardiac Rhythm Management
CRM sales for the period totaled $62 million, a decrease of 10.7 percent, primarily a result of timing as we transitioned customers from KORA 100 to our recent MRI compatible device KORA 250 in Japan.  This was partially offset by strong performance of our newest high-voltage device Platinium, which was launched last November in Europe and Japan.

Neuromodulation
Neuromodulation sales were $81 million in the first quarter, an increase of 16.4 percent, driven primarily by continued adoption of our newest VNS therapy device AspireSR in the U.S. and new patient growth.

Financial Performance
Adjusted income from operations1 for the first quarter of 2016 was $44 million, an increase of 17.9 percent as compared to first quarter of 2015.  On a U.S. GAAP basis, first quarter 2016 loss from operations was $36.1 million.  "Adjusted income from operations for the quarter reflects sound cost controls and early results from the synergy targets outlined on prior calls.  Further cost reduction will result from the CRM restructuring announced on March 10, 2016. Gross margin also continues to be in line with our projections", said Vivid Sehgal, Chief Financial Officer.  "With the expectation of higher sales in the second half of 2016, continued reduction of debt and ongoing tax planning activities, our focus on leveraging the income statement should be reflected in the full year's results".

2016 Projections
The Company today reiterated its guidance for full year 2016.

For full year 2016, the Company expects revenue growth on a constant-currency basis in the range of 3 to 5 percent.  This includes growth in Cardiac Surgery of 3 to 5 percent, growth in Neuromodulation of 9 to 11 percent and growth in CRM of 1 to 2 percent.

The Company continues to expect adjusted gross profit in the range of 64 to 65 percent of net sales, R&D expenses between 11 and 12 percent of net sales, and adjusted income from operations in the range of $205 to $230 million.  Adjusted EBITDA is expected to be in the range of $235 to $260 million.

Finance costs and the Company's share of losses from minority investments are expected to be approximately $20 to $25 million, and the adjusted effective tax rate is expected to be between 24 and 26 percent.  The Company continues to project adjusted diluted earnings per share (EPS) in the range of $2.95 to $3.15.  This is based on a share count of approximately 50 million shares on a fully diluted basis.

1 Adjusted measures exclude certain specified items as described later in this press release and the attached schedules.  Adjusted measures are based on selected non-GAAP operating results highlights in our 2015 Annual and Fourth Quarter Financial Results published on February 24, 2016.

Webcast and Conference Call Instructions
The conference call will be available to interested parties through a live audio webcast commencing at 8:00 AM Central time (9:00 AM Eastern Time, 2:00 pm UK Time) and accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com.  To listen to the conference call live by telephone, dial 877-809-8594 (if dialing from within the U.S.) or 440-996-5677 (if dialing from outside the U.S.).  The conference ID is 73271166.  Please click here for a list of available local international numbers for the call.

Within 24 hours of the webcast, a replay will be available under the "Events & Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company formed by the merger of Sorin S.p.A, a leader in the treatment of cardiovascular diseases, and Cyberonics Inc., a medical device company with core expertise in neuromodulation. LivaNova transforms medical innovation into meaningful solutions for the benefit of patients, healthcare professionals, and healthcare systems.  The Company employs approximately 4,600 employees worldwide and is headquartered in London, U.K. With a presence in more than 100 countries, LivaNova operates as three business units: Cardiac Surgery, Cardiac Rhythm Management, and Neuromodulation, with operating headquarters in Clamart (France), Mirandola (Italy) and Houston (U.S.), respectively.

LivaNova is listed on NASDAQ and is admitted to the standard listing segment of the Official List of the UK's Financial Conduct Authority and to trading on the London Stock Exchange (LSE) under the ticker symbol "LIVN".

Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency
Cyberonics, the predecessor company to LivaNova, previously reported on a 52/53 week fiscal year calendar ending in April.  With the formal change in the fiscal calendar to a fiscal year ended December 31, the historical Neuromodulation business unit sales have been aligned to correspond as closely as possible to calendar quarters.

Although LivaNova was a shell company with no business operations until the closing date of the merger on October 19, 2015, the sales results disclosed for periods up to and beyond that date are being provided on a combined basis, a non-GAAP formulation that combines the results of legacy Sorin and Cyberonics for the periods completed prior to the merger and periods that include results both before and after the closing of the merger.  The Company believes that presenting the results of Sorin and Cyberonics in such a manner offers a meaningful representation to investors of the combined company's sales for these periods.

Non-GAAP operating results, unaudited, have been included for each of the quarters ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015 and for the year ended December 31, 2015.  These results have been prepared by management and adjusted for non-GAAP items as if the merger had occurred on January 1, 2015 but should not be considered as an alternative to Proforma Income Statements to be provided in accordance with SEC filings.  Certain adjustments to legacy Sorin operating results have occurred in order to present the results in US dollars and to align these results as closely as possible to the presentation of LivaNova financial results.  Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Management believes that the presentation of these results provides a meaningful representation of the combined company's operating results for the periods presented.

The sales and operating results for legacy Cyberonics for the quarters ended March 31, June 30 and September 30 were aligned to provide comparative information. The actual periods ended on March 27, June 26 and September 25 respectively.

LivaNova (as the successor to Sorin and Cyberonics on a combined basis) operates under a Business Unit structure with Cardiac Surgery, CRM and Neuromodulation accounting for substantially all of the sales during the periods referred to herein.  The combined company also operates a New Ventures group, dedicated to developing new technologies, particularly in the areas of heart failure, sleep apnea and percutaneous mitral valve.

Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth.  Constant currency growth measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.  Management believes that referring to comparable, constant currency growth is a more useful way to evaluate the sales performance of the newly formed LivaNova and its business units, and to compare the sales performance of current periods to prior periods on a consistent basis.  A reconciliation of this information is attached to this business update.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with Generally Accepted Accounting Principles (GAAP). Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.

Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.

Safe harbor statement
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended.  Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations.  Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," "could," "seek," "guidance," "predict," "potential," "likely," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions.  Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that the Company believes to be reasonable, but are inherently uncertain.  As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning developing novel opportunities in neuromodulation, heart failure, sleep apnea and percutaneous mitral valve, creating new innovative solutions that benefit patients, healthcare professionals, and healthcare systems, and building significant shareholder value.  Important factors that may cause actual results to differ include, but are not limited to:  (i) risks that the legacy businesses of Cyberonics, Inc. and Sorin S.p.A. (together, the "combined companies") will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; (ii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (iii) risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; (iv) our organizational and governance structure; (v) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (vi) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (vii) the ability to hire and retain key personnel; (viii) the ability to attract new customers and retain existing customers in the manner anticipated; (ix) the reliance on and integration of information technology systems; (x) changes in legislation or governmental regulations affecting LivaNova; (xi) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (xii) conditions in the credit markets; (xiii) business and other financial risks inherent to the industries in which LivaNova operates; (xiv) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xv) LivaNova's international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xvi) and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.  The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company's business, including those described in the "Risk Factors" section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-4 and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All information in this press release is as of the date of its release.  The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

For more information, please visit www.livanova.com, or contact:

Investor Relations and Media

Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
 e-mail: corporate.communications@livanova.com

LIVANOVA PLC6
QUARTERLY SALES TREND BY BUSINESS UNIT
U.S. dollar in millions, CONSTANT CURRENCY

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	1Q16 vs. 1Q15
Net sales

Cardio Pulmonary	$107.5	$125.9	$113.0	$130.0	$476.4	$113.4	5.5%
Heart Valves	34.7	36.4	34.2	34.9	140.2	33.4	(3.7%	)

Cardiac Surgery Total	142.2	162.3	147.2	164.9	616.6	146.8	3.2%
CRM	70.4	75.6	53.9	60.7	260.5	62.9	(10.7%	)
Neuromodulation	70.1	78.4	84.3	91.5	324.3	81.6	16.4%

Other	0.7	0.7	0.8	0.9	3.2	0.5	NM

Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$291.8	3.0%

QUARTERLY SALES TREND BY BUSINESS UNIT
U.S. dollar in millions, REPORTED

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	1Q16 vs. 1Q15
Net sales

Cardio Pulmonary	$107.5	$125.9	$113.0	$130.0	$476.4	$110.9	3.1%
Heart Valves	34.7	36.4	34.2	34.9	140.2	32.5	(6.2%	)

Cardiac Surgery Total	142.2	162.3	147.2	164.9	616.6	143.4	0.9%
CRM	70.4	75.6	53.9	60.7	260.5	61.7	(12.3%	)
Neuromodulation	70.1	78.4	84.3	91.5	324.3	81.4	16.0%

Other	0.7	0.7	0.8	0.9	3.2	0.4	NM

Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$287.0	1.2%

6 The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC7
QUARTERLY SALES TREND BY REGION
U.S. dollar in millions, CONSTANT CURRENCY

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	1Q16 vs. 1Q15
Cardio Pulmonary
US	$32.9	$43.0	$39.8	$45.9	$161.7	$34.5	4.7%
Europe	33.6	37.1	31.7	35.6	137.9	32.4	(3.7%	)
Rest of World	41.0	45.9	41.5	48.5	176.9	46.6	13.6%
Total	107.5	125.9	113.0	130.0	476.4	113.4	5.5%

Heart Valve
US	6.7	6.7	6.1	5.8	25.2	6.5	(3.6%	)
Europe	12.8	13.0	10.3	10.9	46.9	11.7	(8.4%	)
Rest of World	15.2	16.8	17.8	18.2	68.1	15.2	0.1%
Total	34.7	36.4	34.2	34.9	140.2	33.4	(3.7%	)

Cardiac Surgery
US	39.6	49.6	45.9	51.7	186.9	40.9	3.3%
Europe	46.3	50.0	41.9	46.5	184.8	44.0	(5.0%	)
Rest of World	56.2	62.7	59.3	66.7	245.0	61.8	10.0%
Total	142.2	162.3	147.2	164.9	616.6	146.8	3.2%

CRM
US	4.5	3.9	3.9	3.1	15.5	3.0	(34.4%	)
Europe	51.0	52.3	44.8	50.5	198.6	51.2	0.5%
Rest of World	14.9	19.4	5.1	7.0	46.4	8.7	(41.5%	)
Total	70.4	75.6	53.9	60.7	260.5	62.9	(10.7%	)

Neuromodulation
US	57.5	63.6	70.9	76.8	268.8	70.2	22.2%
Europe	8.7	8.9	8.4	9.2	35.2	6.6	(24.5%	)
Rest of World	3.9	6.0	4.9	5.5	20.3	4.8	21.8%
Total	70.1	78.4	84.3	91.5	324.3	81.6	16.4%

Other
US	0.0	0.0	0.0	0.0	0.0	0.0	—
Europe	0.0	0.0	0.0	0.2	0.3	0.1	—
Rest of World	0.7	0.7	0.8	0.7	2.9	0.5	NM
Total	0.7	0.7	0.8	0.9	3.2	0.5	NM

Total
US	101.6	117.1	120.8	131.6	471.2	114.1	12.3%
Europe	106.1	111.2	95.2	106.4	418.8	101.9	(3.9%	)
Rest of World	75.7	88.8	70.2	79.9	314.6	75.8	0.0%
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$291.8	$3.0%

7 The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC8
QUARTERLY SALES TREND BY REGION
U.S. dollar in millions, REPORTED

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	1Q16 vs. 1Q15
Cardio Pulmonary
US	$32.9	$43.0	$39.8	$45.9	$161.7	$34.5	4.7%
Europe	33.6	37.1	31.7	35.6	137.9	31.5	(6.3%	)
Rest of World	41.0	45.9	41.5	48.5	176.9	45.0	9.7%
Total	107.5	125.9	113.0	130.0	476.4	110.9	3.1%

Heart Valve
US	6.7	6.7	6.1	5.8	25.2	6.5	(3.6%	)
Europe	12.8	13.0	10.3	10.9	46.9	11.4	(10.7%	)
Rest of World	15.2	16.8	17.8	18.2	68.1	14.7	(3.5%	)
Total	34.7	36.4	34.2	34.9	140.2	32.5	(6.2%	)

Cardiac Surgery
US	39.6	49.6	45.9	51.7	186.9	40.9	3.3%
Europe	46.3	50.0	41.9	46.5	184.8	42.9	(7.5%	)
Rest of World	56.2	62.7	59.3	66.7	245.0	59.7	6.1%
Total	142.2	162.3	147.2	164.9	616.6	143.4	0.9%

CRM
US	4.5	3.9	3.9	3.1	15.5	3.0	(34.4%	)
Europe	51.0	52.3	44.8	50.5	198.6	50.0	(1.9%	)
Rest of World	14.9	19.4	5.1	7.0	46.4	8.7	(41.2%	)
Total	70.4	75.6	53.9	60.7	260.5	61.7	(12.3%	)

Neuromodulation
US	57.5	63.6	70.9	76.8	268.8	70.2	22.2%
Europe	8.7	8.9	8.4	9.2	35.2	6.4	(27.3%	)
Rest of World	3.9	6.0	4.9	5.5	20.3	4.8	21.3%
Total	70.1	78.4	84.3	91.5	324.3	81.4	16.0%

Other
US	0.0	0.0	0.0	0.0	0.0	0.0	—
Europe	0.0	0.0	0.0	0.2	0.3	0.1	—
Rest of World	0.7	0.7	0.8	0.7	2.9	0.4	NM
Total	0.7	0.7	0.8	0.9	3.2	0.4	NM

Total
US	101.6	117.1	120.8	131.6	471.2	114.1	12.3%
Europe	106.1	111.2	95.2	106.4	418.8	99.3	(6.4%	)
Rest of World	75.7	88.8	70.2	79.9	314.6	73.5	(2.9%	)
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$287.0	$1.2%

8 The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC9
QUARTERLY SALES
U.S. dollar in millions

	Three Months Ended March 31
	2016	2015	% Change at Actual Currency Rates		% Change at Constant Currency Rates
Cardio Pulmonary
US	$34.5	$32.9	4.7%		4.7%
Europe	31.5	33.6	(6.3%	)	(3.7%	)
Rest of World	45.0	41.0	9.7%		13.6%
Total	110.9	107.5	3.1%		5.5%

Heart Valve
US	6.5	6.7	(3.6%	)	(3.6%	)
Europe	11.4	12.8	(10.7%	)	(8.4%	)
Rest of World	14.7	15.2	(3.5%	)	0.1%
Total	32.5	34.7	(6.2%	)	(3.7%	)

Cardiac Surgery
US	40.9	39.6	3.3%		3.3%
Europe	42.9	46.3	(7.5%	)	(5.0%	)
Rest of World	59.7	56.2	6.1%		10.0%
Total	143.4	142.2	0.9%		3.2%

CRM
US	3.0	4.5	(34.4%	)	(34.4%	)
Europe	50.0	51.0	(1.9%	)	0.5%
Rest of World	8.7	14.9	(41.2%	)	(41.5%	)
Total	61.7	70.4	(12.3%	)	(10.7%	)

Neuromodulation
US	70.2	57.5	22.2%		22.2%
Europe	6.4	8.7	(27.3%	)	(24.5%	)
Rest of World	4.8	3.9	21.3%		21.8%
Total	81.4	70.1	16.0%		16.4%

Other
US	0.0	0.0	—		—
Europe	0.1	0.0	—		—
Rest of World	0.4	0.7	NM		NM
Total	0.4	0.7	NM		NM

Total
US	114.1	101.6	12.3%		12.3%
Europe	99.3	106.1	(6.4%	)	(3.9%	)
Rest of World	73.5	75.7	(2.9%	)	0.0%
Total	$287.0	$283.4	1.2%		3.0%

9 The sales results presented are unaudited.  Numbers may not add due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME / (LOSS)
U.S. dollars in millions, except share and per share amounts
Unaudited

Three Months Ended March 31, 2016

Net sales	$287.0
Cost of sales	123.6
Gross profit	163.4

Operating expenses
Selling, general and administrative	115.6
Research and development	31.7
Merger and integration expense	6.8
Restructuring expense	28.6
Amortization of intangible assets	15.9
Litigation related expenses	1.0
Total operating expenses	199.5
Income (loss) from operations	(36.1)

Other income (expense)
Interest income (expense)	1.0
Foreign exchange and other	1.8
Income (loss) before income taxes	(38.9)

Loss from equity method investments	2.7
Income tax expense (benefit)	(1.3)
Net (loss) income	$(40.4)

Earnings (loss) per common share:
Basic	$(0.83)
Diluted	$(0.83)

Weighted average common shares outstanding (in thousands)
Basic	48.9
Diluted	48.9

Numbers may not add due to rounding

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS10
ADJUSTED FOR NON-GAAP ITEMS11
U.S. dollars in millions, except share and per share amounts
Unaudited

	1Q15	2Q15	3Q15	4Q15	FY15[12]	1Q16	1Q16 vs. 1Q15

Net sales	$283.4	$317.1	$286.1	$318.0	$1,204.6	$287.0	1.2%
Cost of sales	101.7	117.8	103.7	121.2	444.4	101.9	0.1%
Gross profit	181.7	199.3	182.5	196.8	760.2	185.1	1.9%

Operating expenses:
Selling, general and administrative	108.2	113.0	106.7	117.0	444.9	110.2	1.8%
Research and development	36.6	35.6	35.8	35.2	143.2	31.4	(14.2%	)
Total operating expenses	144.8	148.6	142.5	152.2	588.0	141.5	(2.2%	)
Income (loss) from operations	36.9	50.7	40.0	44.6	172.2	43.5	17.9%

Other income (expense)
Interest expense	1.3	2.2	1.8	1.1	6.3	1.0	—
Foreign exchange and other	(0.7)	1.3	1.8	(1.1)	(1.3)	1.8	—
IIncome (loss) before income taxes	36.4	47.2	36.4	44.6	164.6	40.7	11.8%
Loss from equity method investments	2.9	3.5	1.1	5.0	12.4	2.7	(7.2%	)
Income tax expense (benefit)						11.5
Net (loss) income						$26.5

Earnings (loss) per common share
Basic						$0.54
Diluted						$0.54

Weighted average common stock outstanding
Basic						48.9
Diluted						49.1

Gross profit as a % of sales	64.1%	62.8%	63.8%	61.9%	63.1%	64.5%
SG&A as a % of sales	38.2%	35.6%	37.3%	36.8%	36.9%	38.4%
R&D as a % of sales	12.9%	11.2%	12.5%	11.1%	11.9%	10.9%
Operating income as a % of sales	13.0%	16.0%	14.0%	14.0%	14.3%	15.2%

10 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" above.
11 Please see "Use of Non-GAAP Financial Measures" above.  Numbers may not add due to rounding.
12 The Selected Non-GAAP Operating Results presented for 2015 include adjustments relating to purchase price accounting, equity compensation expense, merger, integration and restructuring expenses, certain reclassifications, certain losses of foreign exchange hedging arrangements and other one-time expenses, as presented on February 24.

LIVANOVA PLC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES13
U.S. dollars in millions, except share and per share amounts

Three Months Ended March 31, 2016	Gross Profit	(Loss) /Income From Operations	Net (Loss) /Income	Diluted EPS

GAAP Financial Measures	$163.4	$(36.1)	$(40.4)	$(0.83)
Specified Items
Merger and integration expense		6.8	5.9	0.12
Restructuring expense[1]		28.6	26.8	0.55
Amortization of intangible assets[2]		15.9	10.9	0.22
Litigation related expenses[3]		1.0	0.9	0.02
Impact of inventory step-up4	21.3	21.3	14.6	0.30
Equity compensation	0.4	6.1	5.3	0.11
Certain tax adjustments[5]			2.5	0.05
Adjusted financial measures	$185.1	$43.5	$26.5	$0.54

Notes
[1]	Restructuring expenses, including CRM restructuring announced March 10, 2016.
[2]	Includes amortization associated with preliminary purchase price accounting.
[3]	Expenses associated with litigation in respect of heater/cooler matter.
[4]	Includes the amortization of inventory step-up associated with preliminary purchase price accounting.
[5]	Relates to the impact of restructuring initiatives.

13 Please see "Use of Non-GAAP Financial Measures" above.  Numbers may not add due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in millions

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$87.5	$112.6
Short-term investments	7.0	7.0
Accounts receivable, net	288.5	272.4
Inventories	210.8	212.5
Prepaid taxes	51.4	42.4
Prepaid expenses and other current assets	38.6	26.6
Total Current Assets	683.7	673.4
Property, plant and equipment, net	253.8	244.6
Goodwill	752.3	745.4
Intangible assets, net	674.7	658.9
Investments	77.7	77.5
Deferred tax assets, net	157.8	153.5
Other assets	5.5	5.4
Total Assets	$2,605.5	$2,558.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current debt obligations	$75.5	$82.5
Accounts payable	118.9	109.6
Accrued liabilities	95.1	80.5
Income taxes payable	27.0	26.7
Accrued employee compensation and related benefits liability	65.1	59.8
Total Current Liabilities	381.5	359.1
Long-term debt obligations	96.1	91.8
Deferred income taxes liability	250.5	235.5
Long-term employee compensation and related benefits liability	32.5	31.1
Other long-term liabilities	31.8	29.7
Total Liabilities	792.5	747.3
Total Stockholders' Equity	1,813.0	1,811.5
Total Liabilities and Stockholders' Equity	$2,605.5	$2,558.7

Numbers may not add due to rounding

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in millions
Unaudited

Three Months Ended March 31, 2016

Cash Flows From Operating Activities
Net income (loss)	$(40.4)
Non-cash items included in net income (loss):
Depreciation and amortization	23.6
Stock-based compensation	6.1
Deferred income tax expense	1.3
Impairment of intangible assets	—
Loss on disposal of assets	0.1
Loss from equity method investments	2.7
Unrealized (gain) loss in foreign currency transactions	(0.7)
Restructuring reserves, increase	22.0
Bad debt allowances and other reserves, net increase	3.3
Changes in operating assets and liabilities
Accounts receivable	(8.4)
Inventories	10.8
Other current and non-current assets	(16.0)
Current and non-current liabilities	5.2
Net cash provided by (used in) operating activities	9.6
Cash Flow From Investing Activities
Purchase of short-term investments	(7.0)
Maturities of short-term investments	7.0
Purchase of property, plant and equipment and other	(8.1)
Intangible assets purchases	(0.8)
Net cash used in investing activities	(8.9)
Cash Flows From Financing Activities:
Short-term borrowing	14.1
Short-term repayments	(24.4)
Repayment of long-term debt obligations	(0.6)
Purchase of treasury stock	—
Proceeds from exercise of options for common stock	2.5
Cash settlement of compensation-based stock units	—
Realized excess tax benefits - stock-based compensation	0.7
Other financial assets and liabilities	(19.4)
Net cash used in financing activities	(27.1)
Effect of exchange rate changes on cash and cash equivalents	1.3
Net increase (decrease) in cash and cash equivalents	(25.1)
Cash and cash equivalents at beginning of period	112.6
Cash and cash equivalents at end of period	$87.5

Numbers may not add due to rounding

LIVANOVA  PLC AND SUBSIDIARIES
2016 PROJECTIONS

Net sales growth (on a constant currency basis):
Worldwide	3% - 5%
Cardiac Surgery	3% - 5%
Neuromodulation	9% - 11%
CRM	1% - 2%
Adjusted gross profit (as a percentage of net sales)	64% - 65%
Adjusted R&D expenses as a percentage of sales	11% - 12%
Adjusted income from operations	$205 - $230 million
Finance cost and losses on minority investments	~$20 million - $25 million
Adjusted effective tax rate	24% - 26%
Adjusted earnings per share (excluding equity compensation expense)	$2.95 to $3.15
Number of fully diluted shares	~50 million
Adjusted EBITDA	$235 - $260 million

* Adjusted financial measures are considered non-GAAP.

* The Company expects substantial one-time expenses in its reported financial statements during 2016 related to the recent merger, including for purchase price accounting, amortization, merger, integration and restructuring expenses, and other one-time payments.

* Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share exclude expenses relating to purchase price accounting, amortization, merger, integration and restructuring expenses, other one-time payments, tax adjustments and equity compensation expense.

* Average Euro/Dollar exchange rate of $1.10.